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                            BY-LAWS OF
                    ADDINGTON RESOURCES, INC.


                            ARTICLE I

                             OFFICES

     The registered office of the corporation in the State of Delaware shall be located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. The principal office of the Corporation is 1500 North Big Run Road, Ashland, Kentucky 41102. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.

                            ARTICLE II

              STOCKHOLDERS MEETINGS AND RECORD DATES

     SECTION 1. ANNUAL MEETING. The annual meeting of stock-holders of the Corporation will be held on the second Tuesday of July of each year at 10:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the date set for the annual meeting is a legal holiday, the annual meeting will be held on the first day following the second Tuesday in July which is a business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be convenient.

    SECTION 2. SPECIAL MEETINGS. Special meetings of the stock-holders may be called by the president, by a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the shares entitled to vote at the meeting.

    SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Delaware as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

    If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the corporation, except as otherwise provided in Section 5 of this article.

    SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in case of a special meet-ing, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid.

    SECTION 5. MEETING OF ALL STOCKHOLDERS. If all of the stock-holders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

    SECTION 6.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD
DATE. If the stock transfer books are not closed or no record date is fixed for the determination of stockholders entitled to notice of or the vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the day next preceding the first date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stock-holders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 7. VOTING LISTS AND SHARE LEDGER. The secretary shall prepare a complete list of the stockholders entitled to vote at any meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list, for a period of ten days prior to any meeting, shall be kept on file at a place within the city where the meeting is to be held, which place shall be spe-cified in the notice of the meeting, or at the place where the meeting is to be held, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any stockholder during the meeting. The original share ledger or stock transfer book, shall be the only evidence as to the stockholders entitled to examine such list or share ledger or stock transfer book, or the stockholders entitled to vote at any meeting of stockholders or to receive any dividend.

    SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall con-stitute a quorum at any meeting of stockholders. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stock-holder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

    SECTION 10. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                           ARTICLE III

                            DIRECTORS

    SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by a Board of Directors.

    SECTION 2. NUMBER AND TENURE. The number of directors of the Corporation shall not be less than three nor more than nine, the exact number from time to time to be fixed by the Board of Directors. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualifies for the office, whichever period is longer.

    SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

    SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

    SECTION 5. NOTICE. Notice of any special meeting shall be given at least three (3) days prior thereto by written notice delivered personally, mailed or telegrammed to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid.
If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

    SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

    SECTION 9. COMMITTEES. The Board of Directors may, by reso-lution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more direc-tors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exer-cise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation in accordance with and subject to the General Corporation Law of the State of Delaware.

    SECTION 10. INFORMAL ACTION. Any action required or per-mitted to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

                            ARTICLE IV

                             OFFICERS

    SECTION 1. CLASSES. The officers of the corporation may include a chief executive officer, a president, one or more vice presidents, a treasurer, a secretary, and such other officers, as may be provided by the Board of Directors and elected in accordance with the provisions of this article.

    SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

    SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the con-tract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

    SECTION 4. CHIEF EXECUTIVE OFFICER. The chief executive officer shall have general charge and authority over the business of the Corporation and perform such executive, supervisory, and management functions and duties as the Board of Directors may from time-to-time assign.

    SECTION 5.  PRESIDENT.  In the absence of the chief
executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties as from time-to-time may be assigned by the chief executive officer or by the Board of Directors.

    SECTION 6. VICE PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, a vice presi-dent shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president shall perform such other duties as from time to time may be assigned by the president or by the Board of Directors.

    SECTION 7. TREASURER. The treasurer shall [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and, [b] in general, perform all the duties normally incident to the office of treasurer and such other duties as from time to time may be normally assigned by the president or the Board of Directors.

    SECTION 8. SECRETARY. The secretary shall [a] keep the minutes of the stockholders' and of the Board of Directors' meet-ings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the cor-porate records and stock transfer books of the corporation; and, [d] in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the Board of Directors.

                            ARTICLE V

              CONTRACTS, LOANS, CHECKS AND DEPOSITS

    SECTION 1. CONTRACTS AND AGREEMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    SECTION 4. DEPOSITS. All funds of the corporation not other-wise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                            ARTICLE VI

            CERTIFICATES FOR SHARES AND THEIR TRANSFER

    SECTION 1. CERTIFICATES FOR SHARES. Certificates repre-senting shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman or vice chairman of the Board of Directors, or the president or vice president, and by the secretary or an assistant secretary and may be sealed with the seal of the cor-poration or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

    SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                           ARTICLE VII

                           FISCAL YEAR

    The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December of each calendar year.

                           ARTICLE VIII

                         WAIVER OF NOTICE

    Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the provisions of the Cer-tificate of Incorporation, or under the provisions of the cor-poration laws of the State of Delaware, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE IX

                       AMENDMENT OF BYLAWS

    The Board of Directors may alter, amend or rescind these bylaws, subject to the rights of the stockholders to repeal or modify such actions.

                            ARTICLE X

                  INDEMNIFICATION AND INSURANCE

    SECTION 1. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, admini-strative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity as a director, officer or employee, shall be indem-nified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to [i] employee benefit plans, [ii] charitable organizations or [iii] similar matters) reasonably incurred or suf-fered by such person in connection therewith and such indemni-fication shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to Section 2 of this ARTICLE) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE or otherwise.

    SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under this ARTICLE is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    SECTION 3. MISCELLANEOUS. The provisions of this ARTICLE shall cover claims, actions, suits and proceedings, civil or cri-minal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this ARTICLE should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

    SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The right to indem-nification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stock-holders or disinterested directors or otherwise.

    SECTION 5. INSURANCE. The corporation may maintain insur-ance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    SECTION 6. INDEMNIFICATION OF AGENTS. The corporation may, to the extent authorized from time to time by the Board of Direc-tors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this ARTICLE with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.